Exhibit 99.1

              The Cheesecake Factory Opens in Palo Alto, California

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--Dec. 18, 2003--The Cheesecake Factory Incorporated (Nasdaq: CAKE) announces the opening of its newest Cheesecake Factory(R) restaurant in Palo Alto, California on December 17, 2003. The uniquely designed restaurant contains approximately 13,000 square feet and 311 seats.
    "Opening night sales in Palo Alto were very strong," said David Overton, Chairman and CEO. "Our Palo Alto location represents our fourth Cheesecake Factory restaurant in the northern California market, and we plan to open additional restaurants in that market in the near future."
    "We successfully achieved our goal to open as many as 14 new Cheesecake Factory restaurants during fiscal 2003 and set a new growth record for our Company on that measure," said Overton. "We opened 10 of those restaurants during a 17-week period, including a large Cheesecake Factory restaurant in Honolulu that has the potential to be one of our very best. This is a strong testament to the strength and depth of our design, construction and operations teams. Initial sales volumes for substantially all of our 2003 openings were stronger than we had expected. Our new Honolulu restaurant that opened on December 10, 2003 achieved first-week sales in excess of $350,000, setting a new Company record for first-week sales. That is an incredible amount of business."
    During fiscal 2004, the Company's goal is to open as many as 16 restaurants. "We remain very excited about our growth prospects for 2004 and beyond," commented Overton.
    The Cheesecake Factory Incorporated operates 73 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $15.78. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. In particular, forward-looking statements regarding the Company's restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company's control. Forward-looking statements regarding the number and timing of the Company's planned new restaurant openings, and the amount and timing of their associated preopening costs, are subject to risks and uncertainties due to factors outside of the Company's control, including factors that are under the control of government agencies, landlords and others. Forward-looking statements regarding bakery sales are subject to a number of risks and uncertainties, including (but not limited to) unforeseen changes in the purchasing plans of the Company's large-account bakery customers and inherent difficulties in predicting the timing of product orders and shipments. Forward-looking statements speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's filings with the Securities and Exchange Commission.


    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000